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                                                                    EXHIBIT 23.5


                      CONSENT OF PERSON TO BECOME DIRECTOR

Cox Radio, Inc.:

      I hereby consent to being named in the Registation Statement on Form S-1 of Cox Radio, Inc. as a person who will become a director of Cox Radio, Inc. upon the consummation of the merger of New Cox Radio II, Inc. with and into NewCity Communications, Inc., with NewCity Communications, Inc. as the surviving corporation as a wholly-owned subsidiary of Cox Radio, Inc.





                           /s/ Richard A. Ferguson
                              ------------------------
                               Richard A. Ferguson

Bridgeport, Connecticut
August 27, 1996